Exhibit 99.8

HEXO CORP.

Registration Rights Agreement

April 11, 2022

Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario N8H 4H3
Canada

Ladies and Gentlemen:

Reference is made to that certain Assignment and Assumption Agreement dated as of April 11, 2022 (the “Purchase Agreement”), by and among HT Investments MA LLC, a Delaware limited liability company (“HTI”), and Tilray Brands, Inc., a Delaware corporation (“Tilray” or the “Investor”), and acknowledged and agreed by HEXO Corp., a corporation existing under the laws of the province of Ontario, Canada (the “Company”), pursuant to which, among other things, Tilray will acquire the amended and restated senior secured convertible note due 2026 issued by the Company to HTI (the “Note”), upon the terms and subject to the conditions set forth in the Purchase Agreement. The Note and any Other Notes (as defined in the Note) are hereinafter referred to, collectively, as the “Securities”,

As an inducement to the Investor to enter into the Purchase Agreement, the Company agrees for the benefit of the Holders (as defined below), as follows:

1.           Definitions.  For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:

“Agreement” means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.

“Affiliate” means with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Board Resolution” means an action of the Board of Directors on May 27, 2021.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or the banking institutions in the City of Toronto, Ontario are authorized or required by law or executive order to close or be closed.

“Canadian Securities Commissions” means, collectively, the OSC, as principal regulator, and each of the securities commissions or securities regulatory authorities in each of the provinces of Canada, other than the Province of Quebec.

“Common Shares” means the common shares, no par value, of the Company, and any other common shares as may constitute “Common Shares” for purposes of the Securities, including the Underlying Common Shares.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Deferral Notice” has the meaning set forth in Section 3(h)(ii).

“Deferral Period” has the meaning set forth in Section 3(h)(ii).

“Effective Date” means, with respect to a U.S. Shelf Registration Statement, the first date that such U.S. Shelf Registration Statement is declared effective.

“Effectiveness Deadline” has the meaning set forth in Section 2(a).

“Effectiveness Period” means the period commencing on the Effective Date and ending on the earliest to occur of (1) the date all of the Registrable Securities have been sold pursuant to the U.S. Shelf Registration Statement or pursuant to Rule 144 or Regulation S promulgated under  the Securities Act, (2) the date no Registrable Securities remain outstanding and (3) the date that all Registrable Securities covered by such U. S. Shelf Registration Statement may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent for the Common Shares (the “Effectiveness Period”)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Holders” means the beneficial owners from time to time of the Securities and the Underlying Common Shares issued upon conversion of the Securities.

“indemnified party” has the meaning set forth in Section 6(c).

“indemnifying party” has the meaning set forth in Section 6(c).

“Indenture” means the Indenture dated as of May 27, 2021, between the Company and Trustee, as supplemented and modified by the Board Resolution.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Securities Act.

“MJDS” means the multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States.

“MJDS Prospectus” means a final short form base shelf prospectus filed with the Canadian Securities Commissions.

“Material Event” has the meaning set forth in Section 3(h).

“Maturity Date” means May 1, 2026.

“Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process” means a completed and executed document in the form attached as Annex B to this Agreement.

“Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

“Notice Holder” means, on any date, any Holder that has delivered a completed Notice and Questionnaire, together with a duly executed Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process to the Company on or prior to such date.

“OSC” means the Ontario Securities Commission.

“Purchase Agreement” has the meaning specified in the first paragraph of this Agreement.

“Preliminary MJDS Prospectus” means a preliminary short form base shelf prospectus filed with the Canadian Securities Commissions.

“Prospectus” means a prospectus relating to a U.S. Shelf Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

 “Registrable Securities” means the Underlying Common Shares and any securities into or for which such Underlying Common Shares has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earlier of (i) its effective registration under the Securities Act and resale in accordance with a U.S. Shelf Registration Statement or (ii) resale to the public pursuant to Rule 144, provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, U.S. Shelf Registration Statement hereunder with respect thereto) for so long as (a) a U.S. Shelf Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144 or Regulation S promulgated under the Securities Act, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent for the Common Shares.

“Resale Documents” means, collectively, the U.S. Shelf Registration Statement, the MJDS Prospectus and the Supplement, each as amended, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in the first paragraph of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Special Counsel” means DLA Piper LLP (US) or one such other successor counsel as shall be specified by the Holders of a majority of the Registrable Securities. For purposes of determining Holders of a majority of the Registrable Securities in this definition, Holders of Securities shall be deemed to be the Holders of the number of Underlying Common Shares into which such Securities have been or would be convertible as of the date the consent is requested.

“Supplement” has the meaning set forth in Section 2(a).

“Trustee” means GLAS Trust Company LLC, as the trustee under the Indenture.

“Underlying Common Shares” means the Common Shares into which the Securities are convertible or issued upon any such conversion.

“U.S. Shelf Registration Statement” means a registration statement on Form F-10 (of which the Preliminary MJDS Prospectus or MJDS Prospectus forms a part), including amendments to such registration statement, all exhibits to such registration statement and all materials incorporated by reference in such registration statement. If Form F-10 is not available for the registration of the Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on another appropriate form, and otherwise comply with the terms of this Agreement to the extent practicable.

2.           U.S. Shelf Registration.

(a)        The Company shall use its commercially reasonable efforts to prepare and file or cause to be prepared and filed, as soon as practicable but in any event no later than June 15, 2022 (the “Filing Deadline”), (i) with the Canadian Securities Commissions, the Preliminary MJDS Prospectus, and (ii) with the SEC, the U.S. Shelf Registration Statement, a registration statement for an offering to be made on a delayed or continuous basis pursuant to General Instructions II.L. to Form F-10 registering the resale from time to time by Holders of the Registrable Securities. The Company shall use its commercially reasonable efforts to (i) cause a final receipt to be issued by the OSC for the MJDS Prospectus, which receipt will also evidence the deemed receipt of each of the other Canadian Securities Commissions, and cause the U.S. Shelf Registration Statement to become effective in the United States, and (ii) file an offering prospectus supplement (the “Supplement”) with the SEC (pursuant to General Instruction II.L of Form F-10), which will each identify the Registrable Securities and the names of the Notice Holders as promptly as is practicable but in any event no later than July 31, 2022 (the “Effectiveness Deadline”), and to keep a U.S. Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period. None of the Company’s security holders shall have the right to include any of the Company’s securities in a U.S. Shelf Registration Statement filed pursuant to this Agreement, other than the Holders.

(b)        If a U.S. Shelf Registration Statement covering resales of the Registrable Securities ceases to be effective for any reason at any time during the Effectiveness Period (other than because all securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the U.S. Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional U.S. Shelf Registration Statement so that all Registrable Securities outstanding as of the date of such filing are covered by a U.S. Shelf Registration Statement. If a new U.S. Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the new U.S. Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep the new U.S. Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(c)        The Company shall amend and supplement the Prospectus and amend the U.S. Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such U.S. Shelf Registration Statement or file a new U.S. Shelf Registration Statement, if required by the Securities Act, a prospectus supplement with the Canadian Securities Commissions (pursuant to National Instrument 44-102 - Shelf Distributions) or preliminary and final prospectus with the Canadian Securities Commissions (each such prospectus or prospectus supplement is collectively hereafter referred to as a “Canadian Prospectus”), if requested by the Holders, or any other documents necessary to name a Notice Holder as a selling securityholder pursuant to Section 2(e).

(d)        The Company agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities that are registered under the U.S. Shelf Registration Statement at such time or the consent of the managing underwriters in connection with any underwritten offering of Registrable Securities, and each Holder agrees that, unless it obtains the prior written consent of the Company and any such underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC or with the Canadian Securities Commissions. The Company represents that any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder will not include any information that conflicts with the information contained in the U.S. Shelf Registration Statement or the Prospectus and, any such Issuer Free Writing Prospectus, when taken together with the information in the U.S. Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)       Each Holder may sell Registrable Securities pursuant to a U.S. Shelf Registration Statement and related Prospectus or Canadian Prospectus only in accordance with this Section 2(e) and Section 3(h). Each Holder wishing to sell Registrable Securities pursuant to the Resale Documents or Canadian Prospectus shall deliver a completed Notice and Questionnaire and a duly executed Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process to the Company prior to any intended distribution of Registrable Securities under the Resale Documents. From and after the date the initial U.S. Shelf Registration Statement is declared effective, or in respect of the Canadian Prospectus, from the date hereof, the Company shall, as promptly as practicable after the date a completed Notice and Questionnaire and a duly executed Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process are delivered, and in any event no later than the later of (x) 20 calendar days after such date or (y) 20 calendar days after the expiration of any Deferral Period in effect when the Notice and Questionnaire Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process are delivered or put into effect within 5 Business Days of such delivery date:

(i)         if required by applicable law, file with the SEC a post-effective amendment to the U.S. Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file a new U.S. Shelf Registration Statement or any other required document so that the Holder delivering such Notice and Questionnaire and Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process is named as a selling securityholder in a U.S. Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to a U.S. Shelf Registration Statement or shall file a new U.S. Shelf Registration Statement, the Company shall use its commercially reasonable efforts to cause such post-effective amendment or new U.S. Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is 45 days after the date such post-effective amendment or new U.S. Shelf Registration Statement is required by this clause to be filed;

(ii)      if requested by the Holders of a majority of the Registrable Securities, file with the Canadian Securities Commissions a Canadian Prospectus so that the Holder delivering such Notice and Questionnaire and Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process is named as a selling securityholder;

(iii)        provide such Holder, upon request and without charge, copies of any documents filed pursuant to Section 2(e)(i) or (ii); and

(iv)      notify Special Counsel as promptly as practicable after the effectiveness under the Securities Act of any new U.S. Shelf Registration Statement or post-effective amendment or Canadian Prospectus filed pursuant to Section 2(e)(i) or (ii);

provided that if such Notice and Questionnaire and Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process are delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(h). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any U.S. Shelf Registration Statement or related Prospectus or Canadian Prospectus.

3.           Registration Procedures. In connection with the registration obligations of the Company under Section 2, the Company shall:

(a)        Before filing any Resale Documents with the SEC and/or the Canadian Securities Commissions, furnish to the Notice Holders and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least three Business Days prior to the filing of such Resale Documents (other than supplements that do nothing more than name Notice Holders and provide information with respect thereto).

(b)         Subject to Section 3(h), prepare and file with the SEC and with the Canadian Securities Commissions such amendments and post-effective amendments to each Resale Document as may be necessary to keep such U.S. Shelf Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant General Instruction II.L. to Form F-10 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such U.S. Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such U.S. Shelf Registration Statement as so amended or such Prospectus as so supplemented.

(c)        As promptly as practicable give notice to the Special Counsel, (i) when any Resale Document or Canadian Prospectus has been filed with the SEC or with the Canadian Securities Commissions and, with respect to a U.S. Shelf Registration Statement or any post-effective amendment, when the same has been declared effective (other than supplements that do nothing more than name Notice Holders and provide information with respect thereto), (ii) of any request, following the effectiveness of the initial U.S. Shelf Registration Statement under the Securities Act, by the SEC, Canadian Securities Commissions or any other federal, provincial or state governmental authority for amendments or supplements to any Resale Documents or for additional information, (iii) of the issuance by the SEC, Canadian Securities Commissions or any other federal, provincial or state governmental authority of any stop order suspending the effectiveness of any Resale Documents or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Company that a post-effective amendment to a U.S. Shelf Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(h)) state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply. As promptly as practicable after the effectiveness of any U.S. Shelf Registration Statement, the Company shall issue a press release to PR Newswire announcing such effectiveness.

(d)        Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a U.S. Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder of the withdrawal of any such order.

(e)         As promptly as practicable furnish to each Notice Holder and the Special Counsel, upon request and without charge, at least one conformed copy of each Resale Document, including exhibits and all documents incorporated or deemed to be incorporated therein by reference.

(f)        During the Effectiveness Period, deliver to each Notice Holder and the Special Counsel, in connection with any sale of Registrable Securities pursuant to a U.S. Shelf Registration Statement, without charge, copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(g)        Prior to any public offering of the Registrable Securities pursuant to a U.S. Shelf Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to a U.S. Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the U.S. Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(h)         Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a U.S. Shelf Registration Statement or the initiation of proceedings with respect to a U.S. Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which a U.S. Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a U.S. Shelf Registration Statement and the related Prospectus:

(i)          in the case of clause (B) above, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such U.S. Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such U.S. Shelf Registration Statement and Prospectus so that such U.S. Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a U.S. Shelf Registration Statement, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and

(ii)      give notice to the Special Counsel, or issue a press release announcing, that the availability of a U.S. Shelf Registration Statement is suspended (a “Deferral Notice”).

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company, such suspension is no longer appropriate. Any such period during which the availability of the U.S. Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any 90-day period or an aggregate of 90 days in any 12-month period.

(i)         If requested in writing in connection with a disposition of Registrable Securities pursuant to the Resale Documents, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any broker-dealers, attorneys and accountants retained by such Notice Holders, and any attorneys or other agents retained by a broker-dealer engaged by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided that such persons shall first agree in writing with the Company that any non-public information shall be used solely for the purposes of satisfying “due diligence” obligations under the Securities Act and exercising rights under this Agreement and shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iii) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the Special Counsel; and provided, further, that the Company shall not be required to provide commercially sensitive materials to direct competitors of the Company. Any person legally compelled to disclose any such confidential information made available for inspection shall as soon as practicable provide the Company with prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and such person shall take such actions as reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interest of the Holder.

(j)        Comply with all applicable rules and regulations of the SEC and of the Canadian Securities Commissions and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a U.S. Shelf Registration Statement, which statements shall be made available no later than 60 days after the end of the 12-month period or 90 days if the 12-month period coincides with the fiscal year of the Company.

(k)        Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities sold or to be sold pursuant to a U.S. Shelf Registration Statement, which certificates shall not bear any restrictive legends as permitted under the Securities Act, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least one Business Day prior to any sale of such Registrable Securities.

(l)          Provide a CUSIP number for all Registrable Securities covered by each U.S. Shelf Registration Statement not later than the effective date of such U.S. Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Shares with printed certificates or book-entry statements for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(m)        Cooperate and assist in any filings required to be made with FINRA.

(n)        Cause the Underlying Common Shares covered by the U.S. Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which the Common Shares is then listed or quoted.

(o)        In the event of any underwritten public offering of the Registrable Securities, the Company will enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Company will also use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(p)         In the event that the Company becomes ineligible to utilize MJDS, it shall comply with the terms of this Agreement using the SEC forms then available to it.

4.          Holder’s Obligations.  a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a U.S. Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a completed Notice and Questionnaire and a duly executed Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process as required pursuant to Section 2(e) (including the information required to be included in such Notice and Questionnaire and Non-Issuer Submission to Jurisdiction and Appointment of Agent for Service of Process) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Each Holder further agrees not to sell any Registrable Securities pursuant to the U.S. Shelf Registration Statement without delivering, or, if permitted by applicable securities law, making available, to the purchaser thereof a Supplement in accordance with the requirements of applicable securities laws. Each Holder further agrees that such Holder will not make any offer relating to the Registrable Securities pursuant to the U.S. Shelf Registration Statement that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, unless it has obtained the prior written consent of the Company.

(b)        Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to any U.S. Shelf Registration Statement until such Special Counsel’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h)(i), or until it is advised in writing by the Company that the Prospectus may be used.

5.          Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 whether or not any U.S. Shelf Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with FINRA, the SEC and the Canadian Securities Commissions and (y) of compliance with federal, provincial and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Notice Holders of a majority of the Registrable Securities being sold pursuant to a U.S. Shelf Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) all reasonable expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Resale Document, and any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) reasonable fees and disbursements of counsel for the Company in connection with any Resale Documents, (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Shares and (vi) Securities Act liability insurance obtained by the Company in its sole discretion.1 In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay any fees and disbursements of such seller’s counsel, broker’s commission, agency fee or underwriter’s discount or commission in connection with the sale of the Registrable Securities under a Resale Document.

1 Section (vii) expenses to be covered by $10,000,000.

6.           Indemnification.

(a)       The Company agrees to indemnify and hold harmless each Notice Holder, each person, if any, who controls any Notice Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter (as defined in the Securities Act) for such Notice Holder, and each affiliate of any Notice Holder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by or that are based upon or arise as of any untrue statement or alleged untrue statement of a material fact contained in any Resale Document or any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Notice Holder (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, except to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information relating to any Notice Holder furnished to the Company in writing by or on behalf of such Notice Holder expressly for use therein; provided that the foregoing indemnity shall not inure to the benefit of any Notice Holder (or to the benefit of any person controlling such Notice Holder) from whom the person asserting such losses, claims, damages or liabilities purchased the Registrable Securities, if a copy of the Prospectus or the Issuer Free Writing Prospectus (both as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Notice Holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus or the Issuer Free Writing Prospectus (both as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company under this Agreement.

(b)       Each Notice Holder agrees severally and not jointly to indemnify and hold harmless the Company and its directors, its officers who sign any U.S. Shelf Registration Statement, MJDS Prospectus, Supplement or Canadian Prospectus and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Notice Holder, to the same extent as the foregoing indemnity from the Company to such Notice Holder, but only (i) to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based solely upon information relating to such Notice Holder furnished to the Company in writing by or on behalf of such Notice Holder expressly for use in such U.S. Shelf Registration Statement, Supplement or Prospectus or amendment or supplement thereto or (ii) to the extent that such Notice Holder fails to send or deliver a copy of the Prospectus or Supplement (as then-amended or supplemented if the Company shall have furnished any amendments or supplements thereto), but only if (A) the Prospectus or Supplement (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and (B) such failure is not the result of noncompliance by the Company under this Agreement. In no event shall the liability of any Notice Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Notice Holder upon the sale of the Registrable Securities pursuant to the U.S. Shelf Registration Statement giving rise to such indemnification obligation.

(c)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the indemnifying party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Securities deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Shares into which such Securities are or would be convertible as of the date on which such designation is made) of the Registrable Securities covered by the U.S. Shelf Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)       To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial issuance of the Securities to which such losses, claims, damages or liabilities relate. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights under this Agreement for the Registrable Securities. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Registrable Securities they have sold pursuant to a U.S. Shelf Registration Statement, and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to the indemnification obligation exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)         The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder, under the Purchase Agreement or otherwise.

(f)        The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any Affiliate of any Holder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder pursuant to the U.S. Shelf Registration Statement.

7.           Information Requirements.

(a)       The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form F-10 in order to allow the Company to be eligible to file registration statements on such form.

8.           Miscellaneous.

(a)        No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

(b)        Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Shares constituting Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Shares into which such Securities are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a U.S. Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such U.S. Shelf Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b) whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c)         Notices. All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand delivery, by fax, by courier or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(i)           if to the Investor:

Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario N8H 4H3
Canada

with copies to (which shall not constitute notice):

DLA Piper LLP (US)
1251 Avenue of the Americas
27th Floor
New York, New York 10020
Attention: Stephen P. Alicanti

and

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St W
Toronto ON M5X 1E2
Canada
Attention: Russel Drew

(ii)          if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

(iii)        if to the Company, to:

HEXO Corp.
3000 Solandt Rd, Kanata
ON K2K 2X2, Canada
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright Canada LLP
1 Place Ville Marie, Suite 2500
Montreal, Quebec
H3B 1R1
Attention: Amar Leclair-Ghosh

or to such other person at such other place as the Company shall designate to the Holders in writing.

(d)       Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders if such Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities or other securities of the Company) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e)       Successors and Assigns. Any person who purchases any Registrable Securities from any Holder shall be deemed, for purposes of this Agreement, to be an assignee of such Holder. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

(f)         Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)      Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i)          Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

(j)         Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 and any confidentiality obligations under Section 3(i), each of which shall remain in effect in accordance with its terms.

[Remainder of Page Left Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Investor in accordance with its terms.

Very truly yours,

HEXO CORP.

By:	/s/ Scott Cooper
Name:	Scott Cooper
Title:	President and CEO

[Signature Page to Registration Rights Agreement]

Accepted and Agreed to:

TILRAY BRANDS, INC.

By:	/s/ Mitchell Gendel
Name:	Mitchell Gendel
Title:	Global General Counsel

[Signature Page to Registration Rights Agreement]

Annex A

Notice and Questionnaire

(see attached)

Annex B

Non-Issuer Submission to Jurisdiction
and Appointment of Agent for Service of Process

(see attached)